Exhibit 10.1

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to Secured Convertible Promissory Note (this “Amendment”) is entered into as of January 27, 2025 (the “Amendment Date”), by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company (“Investor”), and ALPHA MODUS HOLDINGS, INC., a Delaware corporation (f/k/a Insight Acquisition Corp.) (“Company”).

A. Company issued that certain Secured Convertible Promissory Note in the original principal amount of $2,890,000.00 to Investor on December 13, 2024 (the “Note”) pursuant to that certain Securities Purchase Agreement between Company and Investor dated October 23, 2024, and as amended on December 12, 2024 (the “Purchase Agreement”).

B. Investor and Company have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Mandatory Prepayment.

(a) Section 1.3 of the Note is hereby deleted in its entirety and replaced with the following:

“1.3. Mandatory Prepayment. Beginning on May 16, 2025 and on the same day of each month thereafter, Borrower will pay the Mandatory Monthly Prepayment Amount to Lender in cash via wire transfer of immediately available funds. Borrower also covenants and agrees to pay to Lender fifty percent (50%) of all proceeds received by Borrower from any equity line of credit or similar arrangement within one (1) Trading Day of receipt of such proceeds. For the avoidance of doubt, payments made pursuant to the foregoing sentence will be deemed a mandatory prepayment and subject to the prepayment premium described in Section 1.2 above and will reduce the Mandatory Monthly Prepayment Amount for such month.”

(b) The term “Mandatory Monthly Prepayment Amount” is hereby deleted in its entirety and replaced with the following:

“A16. “Mandatory Monthly Prepayment Amount” means an amount equal to $485,000.00 plus all accrued but unpaid interest and such resulting sum multiplied by the 120% prepayment premium.”

3. Representations and Warranties. Each of Company and Investor, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Such party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

(b) No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such party hereunder.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with this Amendment.

5. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Purchase Agreement.

6. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Alpha Modus Holdings, Inc.

By:	/s/ William Alessi
William Alessi, President and CEO

[Signature Page to Amendment to Secured Convertible Promissory Note]